UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 South Lake Avenue, Suite 703 Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On October 24, 2007, Arrowhead Research Corporation (“Arrowhead”) and Tego Biosciences Corporation, a wholly-owned subsidiary of Arrowhead (“Tego”), entered into a Series A-2 Preferred Stock Purchase Agreement (the “Purchase Agreement”), whereby Arrowhead purchased 15,000,000 shares of a newly authorized Series A-2 Preferred Stock in Tego for an aggregate price of $2.4 million.

The foregoing is intended only as a summary of the terms of the Purchase Agreement and related transactions. Please refer to the Purchase Agreement, filed as Exhibit 10.1 hereto, for the complete terms of such agreement. Also attached is the Company’s press release, released on October 25, 2007, announcing the Company’s investment in Tego and the appointment of Dr. Russ Lebovitz as CEO and President of Tego.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement

99.1	Press Release issued by Company on October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2007

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Joseph T. Kingsley
Joseph T. Kingsley,
President and Chief Financial Officer